UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement and Promissory Note

On November 22, 2019, Inpixon (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with St. George Investments LLC (the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder an unsecured promissory note (the “Note”) in an aggregate principal amount of $952,500.00 (the “Initial Principal Amount”), which is payable on or before the date that is 6 months from the issuance date (the “Maturity Date”); provided, however, that so long as no event of default under the Note has occurred, the Company may extend the Maturity Date by 3 months by providing the Holder with written notice not more than 1 month prior to the Maturity Date. In such case, a one-time extension fee equal to 10% of the then-current outstanding balance will be added to the Note. The Initial Principal Amount includes an original issue discount of $187,500.00 and $15,000.00 that the Company agreed to pay to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the Note, the Holder paid an aggregate purchase price of $750,000.00 (the “Transaction”).

The Holder is an affiliate Iliad Research and Trading, L.P. (“Iliad”) and Chicago Venture Partners, L.P. (“CVP”). Iliad is a holder of the Company’s outstanding promissory notes issued on December 21, 2018 and September 17, 2019 with outstanding balances, as of November 22, 2019, of approximately $669,000 and $970,000, respectively. CVP is a holder of the Company’s outstanding promissory notes issued on May 3, 2019, June 27, 2019 and August 8, 2019, with outstanding balances, as of November 22, 2019, of approximately $3.99 million, $2.17 million and $1.95 million, respectively.

The terms of the Note include:

Interest. Interest on the Note accrues at a rate of 10% per annum and is payable on the Maturity Date or otherwise in accordance with the Note.

Prepayment. The Company may pay all or any portion of the amount owed earlier than it is due; provided, that in the event the Company elects to prepay all or any portion of the outstanding balance, it shall pay to the Holder 115% of the portion of the outstanding balance the Company elects to prepay.

Monitoring Fee. If the Note is still outstanding on the date that is three (3) months from the issuance date, then a one-time monitoring fee equal to ten percent (10%) of the then-current outstanding balance shall be added to the Note.

Default Events. The Note includes customary event of default provisions, subject to certain cure periods, and provides for a default interest rate of 22%. Upon the occurrence of an event of default (except a default due to the occurrence of bankruptcy or insolvency proceedings (the “Bankruptcy-Related Event of Default”)), the Holder may, by written notice, declare all unpaid principal, plus all accrued interest and other amounts due under the Note to be immediately due and payable. Upon the occurrence of a Bankruptcy-Related Event of Default, without notice, all unpaid principal, plus all accrued interest and other amounts due under the Note will become immediately due and payable at the Mandatory Default Amount.

In addition, at any time while the Note is outstanding, if the Company intends to enter into a financing pursuant to which it will issue securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Company’s common stock, or (B) are or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (a “Future Offering”), then the Company must first offer such opportunity to the Holder to provide such financing to the Company on the same terms no later than five (5) trading days immediately prior to the trading day of the expected announcement of the Future Offering (the “Right of First Refusal”). If the Holder is unwilling or unable to provide such financing to the Company within five (5) trading days from the Holder’s receipt of notice of the Future Offering from the Company, then the Company may obtain such financing upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the notice. If the Company does not receive the financing within 30 days after the date of the notice, then the Company must again offer the financing opportunity to the Holder as described above, and the process detailed above will be repeated. The Right of First Refusal does not apply to an Exempt Issuance (as defined in the Purchase Agreement) or to a registered offering made pursuant to a registration statement on Form S-1 or Form S-3.

In addition, pursuant to the terms of the Purchase Agreement, so long as the Note is outstanding, the Holder has the right to participate in any offering of securities by the Company which contains any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder (the “Participation Right”). The Participation Right does not apply in connection with an offering of securities which qualifies as an Exempt Issuance, a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), a registered offering made pursuant to a registration statement on Form S-1 or Form S-3, or in connection with the satisfaction of outstanding trade payables.

The Purchase Agreement also provides for indemnification of the Holder and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The description of the Note and the Purchase Agreement is qualified in its entirety by the full text of the Note and the Purchase Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the benefits of the Transaction. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated as of November 22, 2019.

10.1*	Note Purchase Agreement, dated as of November 22, 2019.

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated as of November 22, 2019.

10.1*	Note Purchase Agreement, dated as of November 22, 2019.

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 22, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer